Exhibit 99.1

Company Contact:	Media Contact:	Investor Relations:
David Beckman	Joe Doyle	Raj Venkaty
Global Chief Legal Officer & Secretary	SITEL Worldwide Corporation	SITEL Worldwide Corporation
SITEL Worldwide Corporation	+1 877.95.Sitel	+1 877.95.Sitel
+1 877.95.Sitel	joe.doyle@sitel.com	raj.venkaty@sitel.com
david.beckman@sitel.com
SITEL WORLDWIDE CORPORATION ANNOUNCES CONFERENCE CALL TO DISCUSS Q2, 2011 RESULTS
Nashville, Tennessee — August 05, 2011 - SITEL Worldwide Corporation (“SITEL Worldwide”) today announced that it will host a conference call to discuss its results for the period ended June 30, 2011 on August 09, 2011 at 3:00 p.m. Eastern Time. Analysts and institutional investors may participate in the Q&A session by dialing toll free 888-277-7102 in the U.S and Canada and caller paid toll 913-312-0699 outside of the U.S. and Canada. The passcode for the call is 4469106. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://www.sitel.com/IR. The accompanying presentation will be available at http://www.sitel.com/IR.
Forward-Looking Statements:
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made only as of the date of this press release and are based on SITEL Worldwide’s current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. SITEL Worldwide undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, other than as required by law.